Contact:

Kam Mahdi

Phone:

(949) 273-4990

Email:

kmahdi@probeglobal.com

Probe Manufacturing pays off capital lease to CIT

Irvine, California, (August 06, 2010) Probe Manufacturing, Inc., (PMFI.OB), a global electronics design, manufacturing, and services company, announced today that it has paid off its capital lease obligation to CIT Financial and as a result of the discounted settlement, the company realized a gain of $190,960.

“We are very pleased to have completed this transaction, as it will improve our cash flow, profitability and free up our collateral.  We are committed to creating value for our shareholders and this is a very positive step,” said John Bennett the Chief Financial officer of Probe Manufacturing.

About Probe Manufacturing, Inc.

Probe Manufacturing is a locally global electronics design, manufacturing, and services company providing innovators with business services through our factory in California as well as factories Worldwide. Headquartered in Irvine, California, Probe has been serving industrial, instrumentation, medical, aerospace, defense, and automotive industries since 1994. Probe’s common stock is traded on the bulletin board under the symbol PMFI.OB. Further information is available on Probe’s website: www.probeglobal.com.

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This release contains certain forward-looking statements (under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) with respect to whether Probe’s pay-off of the CIT capital lease obligation will be financially beneficial to the Company.  Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: uncertainties relating to changes in general economic and market conditions; uncertainties regarding changes in the EMS industry; the uncertainties relating to the implementation of our global business strategy; and other risk factors as outlined in the company’s periodic reports, as filed with the U.S. Securities and Exchange Commission.  Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Endnotes

News release

for immediate release